UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 19, 2018
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NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2018, Natural Resource Partners L.P. (“NRP”), through one of its subsidiaries, and Foresight Energy LP entered into a definitive agreement to settle the lawsuits regarding Foresight Energy’s Hillsboro/Deer Run mine and Macoupin/Shay mine (the “Settlement Agreement”).

The parties are working to finalize definitive documentation to reflect the terms of the binding Settlement Agreement. Upon execution of final documentation, NRP will receive an upfront payment of $25 million from Foresight Energy in consideration of disputed past due amounts. In addition, NRP and Foresight Energy will amend the coal mining lease with respect to the Deer Run mine to change the $30 million recoupable annual minimum royalty payments to $11 million non-recoupable annual minimum payments and extend the current lease term through the end of 2033. All claims will be dismissed in both the Hillsboro and Macoupin lawsuits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

	By:	NRP (GP) LP,
its general partner

	By:	GP Natural Resource Partners LLC,
its general partner

	By:	/s/ Kathryn S. Wilson
		Name:	Kathryn S. Wilson
		Title:	Vice President and General Counsel
October 25, 2018